Exhibit 5.1

May 11, 2021

ION Geophysical Corporation

2105 City West Blvd.

Suite 100

Houston, Texas 77042-2855

Ladies and Gentlemen:

We have acted as counsel to ION Geophysical Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of up to an additional 3,500,000 shares of the Company’s common stock (the “Shares”), $0.01 par value per share, under the Fourth Amended and Restated 2013 Long-Term Incentive Plan of the Company (the “Plan”).

As the basis for the opinion hereinafter expressed, we examined the Plan, copies of the relevant corporate resolutions of the Company and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

In making our examination, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to the original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.  We have also assumed the Registration Statement has been filed with the U.S. Securities and Exchange Commission and has become effective under the Securities Act.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan and the related award agreements thereunder, will be validly issued, fully paid and non-assessable.

The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the federal laws of the United States of America and the General Corporation Law of the State of Delaware and the applicable provisions of the Delaware Constitution and reported judicial decisions concerning such laws, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Winston & Strawn LLP

Winston & Strawn LLP